Exhibit 10.1
SHARE REPURCHASE AGREEMENT
     This Share Repurchase Agreement (this “Agreement”) is entered into as of April 25, 2007, by and between Steelcase Inc., a Michigan corporation (the “Company”) and William P. Crawford, Trustee of the William P. Crawford Trust U/A/D December 27, 1995, as amended (the “Seller”).
RECITALS
     WHEREAS, the Seller desires to sell to the Company, and the Company desires to purchase from the Seller, 364,583 shares (the “Shares”) of Class B Common Stock of the Company (the “Class B Common Stock”);
     WHEREAS, the Board of Directors of the Company (the “Board”) has previously authorized a share repurchase program which permits the Company to repurchase up to $100 million of shares of Class A Common Stock of the Company (the “Class A Common Stock”) and/or Class B Common Stock (together with Class A Common Stock, “Common Stock”) and at least $33 million of shares of Common Stock remain available for repurchase under such program; and
     WHEREAS, the Board believes it is in the best interests of the Company and its shareholders to purchase the Shares from the Seller upon the terms and subject to the conditions set forth in this Agreement.
     NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I
SALE OF SHARES
     1.1 Sale of Shares to Company. In reliance upon the respective representations and warranties of the parties set forth herein, the Seller shall sell, convey, assign, transfer and deliver to the Company, free and clear of any Liens (as defined below), and the Company shall purchase from the Seller, the Shares for an aggregate amount equal to $6,999,993.60 (the “Purchase Price”).
     1.2 Delivery. On April 30, 2007 (the “Closing Date”), pursuant to this Agreement, the Seller shall arrange for the surrender of any stock certificate or stock certificates evidencing the Shares, together with any letters of instruction, stock powers or any other documents reasonably necessary to effect the purchase of the Shares by the Company.
     1.3 Settlement. On the Closing Date, the Company will deliver the Purchase Price by wire transfer to an account specified in writing by the Seller. The Seller acknowledges that, following delivery of the Purchase Price, the Seller shall have no further rights whatsoever with respect to the Shares.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE SELLER
     The Seller hereby represents and warrants to the Company as follows:
     2.1 Authority and Enforceability. The Seller has full power, right and authority to enter into and perform its obligations under this Agreement. This Agreement has been duly executed and delivered by the Seller and constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms. Except for filings required pursuant to Sections 13d or 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated thereunder, no permit, approval or consent of, or notification to any governmental or regulatory entity or any other person is necessary in connection with the execution, delivery and performance by the Seller of this Agreement and the consummation by the Seller of the transactions contemplated hereby.
     2.2 Title to Shares. The Seller is the sole beneficial owner of the Shares, free and clear of any liens, claims, charges, restrictions, options, preemptive rights, mortgages, agreements, hypothecations, assessments, pledges, encumbrances or security interests of any kind or nature whatsoever, except for restrictions imposed by applicable securities laws and regulations (collectively, “Liens”). The record owner of the Shares is Trent & Co. The Seller has good and marketable title to the Shares, free and clear of all Liens whatsoever, subject only to transfer and other restrictions applicable to all shares of Class B Common Stock as specified in the Company’s articles of incorporation. The Seller has the full power and authority to transfer full legal ownership of the Shares. Upon consummation of the transactions provided for in this Agreement in accordance with the terms hereof, the Company will acquire good and marketable title to all of the Shares, free and clear of any Liens whatsoever.
     2.3 No Violation. None of the execution and delivery of this Agreement, the consummation of the transactions provided for herein or contemplated hereby, nor the fulfillment by the Seller of the terms hereof will (with or without notice or passage of time or both) (i) conflict with or result in a breach of any provision of the organizational documents of the Seller, (ii) result in the breach of any mortgage, note, contract or other agreement or obligation of any kind or nature by which the Seller or the Seller’s properties are bound, (iii) violate or conflict with any provisions of any applicable law, rule or regulation by which the Seller or the Seller’s properties are bound or (iv) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory entity to which the Seller or the Seller’s properties are bound.
     2.4 Acknowledgment. Except as expressly set forth herein, the Seller acknowledges that the Company has not made, and is not making, any representation or warranty as to the business, assets, properties, condition (financial or otherwise), risks, results of operations, prospects or any other aspect of the operations of the Company or its subsidiaries. The Seller has such knowledge and experience in business and financial matters as to be capable of evaluating the merits and risks of the transaction contemplated to be made hereunder. The Seller has adequate information and has made its own independent investigation concerning the business, properties, condition (financial or otherwise), risks, results of operations and prospects of the

Company and its subsidiaries taken as a whole to make an informed decision regarding the sale of Shares. In entering into this Agreement, the Seller has relied solely upon its own investigation and analysis, and the Seller acknowledges that, except for the representations and warranties of the Company expressly set forth in Article III of this Agreement, neither the Company nor its representatives makes any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information provided or made available to the Seller. The Seller acknowledges that the Shares may be worth more or less than the Purchase Price, that the Company may enter into one or more transactions or related series of transactions, or otherwise operate its business in a fashion, that may increase the value of the Shares in excess of the Purchase Price and the Seller hereby waives forever any claims or rights that he may have now or at any time in the future with respect to any such increase in value of the Shares.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
     The Company represents and warrants to the Seller as follows:
     3.1 Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan.
     3.2 Authorization; Power. The Company has all requisite corporate power to enter into this Agreement, and to carry out and perform its obligations under the terms of this Agreement. All action on the part of the Company necessary for the authorization, execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated hereby, has been taken. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The execution and delivery of this Agreement and the consummation of the transactions provided for herein or contemplated hereby, including all terms of the repurchase, have been approved by the Board at a meeting held on April 25, 2007. Mr. William P. Crawford did not attend such meeting and Ms. Kate Pew Wolters and Messrs. P. Craig Welch, Jr. and Robert C. Pew III participated in, but did not vote at, such meeting.
     3.3 No Violation. Neither the execution and delivery of this Agreement, the consummation of the transactions provided for herein or contemplated hereby, nor the fulfillment by the Company of the terms hereof will (with or without notice or passage of time or both) (i) conflict with or result in a breach of any provision of the organizational documents of the Company, (ii) violate or conflict with any provisions of any applicable law, rule or regulation by which the Company or the Company’s properties are bound or (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory entity to which the Company or the Company’s properties are bound.

ARTICLE IV
MISCELLANEOUS
     4.1 Internal Compliance. The Company acknowledges and agrees that Mr. William P. Crawford has satisfied his obligations and complied with the Company’s internal regulations and processes in connection with the execution and delivery of this Agreement and the consummation of the transactions provided for herein or contemplated hereby.
     4.2 Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith will survive the execution and delivery of this Agreement.
     4.3 Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective personal representatives, heirs, successors and assigns of the parties hereto, whether so expressed or not.
     4.4 Notices. Any notices required or permitted to be sent hereunder shall be delivered personally or mailed, certified mail, return receipt requested, or delivered by overnight courier service to the following addresses, or such other address as any party hereto designates by written notice to the other party, and shall be deemed to have been given upon delivery, if delivered personally, three days after mailing, if mailed, or one business day after delivery to the courier, if delivered by overnight courier service:
If to the Seller, to:
William P. Crawford, Trustee
William P. Crawford Trust
7091 Conservation Road, N.E.
Ada, MI 49301
Fax: (616) 682-0546
with a copy to:
Warner Norcross & Judd LLP
111 Lyon Street, N.W., Suite 900
Grand Rapids, MI 49503-2487
Attention: Jerome M. Smith & Mark E. Spitzley
Fax: (616) 222-2105

If to the Company, to:
Steelcase Inc.
901 44th Street SE
Grand Rapids, Michigan 49508
Attention: Liesl A. Maloney
Fax: (616) 246-4068
with a copy to:
Skadden, Arps, Slate, Meagher & Flom LLP
333 West Wacker Drive
Chicago, IL 60606
Attention: Brian W. Duwe
Fax: (312) 407-8505
     4.5 Governing Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MICHIGAN. THE PARTIES AGREE THAT ANY PROCEEDING RELATING TO THIS AGREEMENT SHALL BE BROUGHT IN A STATE COURT OF MICHIGAN OR A COURT OF THE UNITED STATES OF AMERICA LOCATED IN KENT COUNTY, MICHIGAN. THE PARTIES HEREBY CONSENT TO PERSONAL JURISDICTION IN ANY SUCH ACTION, CONSENT TO SERVICE OF PROCESS BY MAIL AND WAIVE ANY OBJECTION TO VENUE IN ANY SUCH COURT OR TO ANY CLAIM THAT SUCH COURT IS AN INCONVENIENT FORUM.
     4.6 Further Assurances. From time to time hereafter and without further consideration, each of the parties hereto shall execute and deliver such additional or further instruments of conveyance, assignment and transfer or other agreements and take such actions as the other party hereto may request in order to more effectively consummate the transactions contemplated by this Agreement or as shall be reasonably necessary or appropriate in connection with the carrying out of the parties’ respective obligations hereunder.
     4.7 Amendment and Waiver. The provisions of this Agreement may be amended or waived only upon the prior written consent of the parties hereto.
     4.8 Final Agreement. This Agreement constitutes the complete and final agreement of the parties concerning the matters referred to herein, and supersedes all prior agreements and understandings with respect thereto.
     4.9 Expenses. All costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.
     4.10 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.
     4.11 No Inducement. The undersigned parties hereby represent and warrant that they have not been induced to agree to and execute this Agreement by any statement, act, or representation of any kind or character by anyone, except as contained herein. The parties further represent that each of them has fully reviewed this Agreement and has full knowledge of its terms, and each executes this Agreement of its own choice and free will, after having received the advice of their respective attorneys.
     4.12 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission or electronic mail) in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.
     4.13 Securities Compliance. As is customary, the Company shall assist Mr. William P. Crawford in the timely completion of all Exchange Act Form 4 filing obligations arising out of or in connection with execution and delivery of this Agreement and the consummation of the transactions provided for herein or contemplated hereby.
[Remainder of page intentionally left blank.]

     The parties hereto have executed this Agreement on the date first set forth above.

SELLER
/s/ William P. Crawford
William P. Crawford, Trustee of the
William P. Crawford Trust U/A/D December 27, 1995, as amended

STEELCASE INC.
/s/ Gary P. Malburg
Name:	Gary P. Malburg
Title:	Vice President, Finance & Treasurer